Exhibit 99.1

PRA Group Announces Proposed Offering of $300.0 Million of Senior Notes due 2029

NORFOLK, Va., September 15, 2021 — PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, announced today that it plans, subject to market and other conditions, to offer $300.0 million aggregate principal amount of senior notes due 2029 (the “notes”) in a private transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The notes will be guaranteed on a senior unsecured basis by each of PRA Group’s existing and future domestic subsidiaries that is a borrower or guarantor under PRA Group’s North American Credit Agreement.

PRA Group intends to use the net proceeds from the offering of the notes to repay approximately $296.0 million of outstanding revolving borrowings under its North American Credit Agreement (but such prepayment will not reduce the revolving borrowing commitment amount, and the prepaid amount will be available for re-borrowing subject to customary conditions).
The notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain persons outside of the United States pursuant to Regulation S under the Securities Act.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer of these securities will be made only by means of a private offering memorandum. The offer and sale of the notes have not been and will not be registered under the Securities Act or any state securities laws, and unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About PRA Group, Inc.

As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt.

About Forward-Looking Statements

Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management’s current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.’s website and contain a detailed discussion of PRA Group, Inc.’s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by future information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Investor Contact:
Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com